Exhibit 4.03

CUSIP NO. 5252M0DF1

ISIN NO. US5252M0DF10

REGISTERED	PRINCIPAL AMOUNT: $3,260,000

No. R-1

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES I

CHINA BULL NOTES

DUE FEBRUARY 28, 2012

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Maturity Date, an amount equal to the Redemption Amount.

The “Maturity Date” is February 28, 2012, or if such day is not a Business Day, on the next following Business Day.

The “Valuation Date” is February 21, 2012; provided that, upon the occurrence of a Disruption Event with respect to a Basket Component, the Valuation Date for the affected Basket Component may be postponed (as described below under “Disruption Events”).

The “Original Trade Date” is February 25, 2008.

The “Issue Date” is February 28, 2008.

The “Redemption Amount” is the amount equal to the principal amount of each Note, plus the Additional Amount, if any.

The “Additional Amount” is an amount per Note equal to the principal amount of each note multiplied by (a) 60.0%, if the Basket Return is greater than or equal to 60.0%; (b) the Basket Return, if the Basket Return is greater than zero, but less than 60.0%; or (c) 0.0%, if the Basket Return is less than or equal to zero.

The “Basket Return” is the sum of the Weighted Index Return, the Weighted Currency Return, the Weighted Copper Return and the Weighted Crude Oil Return.

The “Reference Index” is the Hang Seng® Index.

The “Index Level” is the daily closing level of the Reference Index, as determined and published by the Index Sponsor (subject to the occurrence of a Disruption Event).

The “Initial Index Level” is 23,269.14, which is the Index Level on the Original Trade Date.

The “Final Index Level” is the Index Level on the Valuation Date (subject to the occurrence of a Disruption Event).

The “Index Sponsor” is the Hang Seng Indexes Company Limited, a wholly owned subsidiary of the Hang Seng® Bank.

The “Weighted Index Return” is the Index Weight times the Index Return.

The “Index Weight” is 33.34%.

The “Index Return” is a quotient, the numerator of which is the difference of the Final Index Level minus the Initial Index Level and the denominator of which is the Initial Index Level.

The “Reference Currency” is the Chinese Renminbi (CNY).

The “Reference Exchange Rate” is the spot exchange rate for the Reference Currency quoted against the U.S. dollar expressed as number of units of the Reference Currency per one USD.

The “Initial Currency Rate” is 7.146, which is the Reference Exchange Rate on the Original Trade Date, observed in accordance with the Settlement Rate Option.

The “Settlement Rate” is the Reference Exchange Rate on the Valuation Date, observed in accordance with the Settlement Rate Option (subject to the occurrence of a Disruption Event).

The “Weighted Currency Return” is the product of the Currency Weight times the Currency Return.

The “Currency Weight” is 33.34%.

The “Currency Return” is a quotient, the numerator of which is the difference of the Initial Currency Rate minus the Settlement Rate and the denominator of which is the Initial Currency Rate.

The “Settlement Rate Option” is the CNY/USD official Beijing fixing rate, expressed as the amount of CNY per one USD, for settlement in two Beijing and New York business days reported by The State Administration of Foreign Exchange of the People’s Republic of China, Beijing, which appears on the Reuters Screen SAEC Page opposite the symbol “USDCNY=” at approximately 5:00 p.m., Beijing time, on the relevant day.

The “Reference Commodities” are Crude Oil and Copper together, each a “Reference Commodity”.

“Copper” is Copper – Grade A.

The “Copper Price” is the official settlement price of Copper for cash delivery, expressed as the U.S. dollar price per metric ton, as made public by the Relevant Commodity Exchange for Copper (subject to the occurrence of a Disruption Event).

The “Initial Copper Price” is $8,247, which is the Copper Price on the Original Trade Date.

The “Final Copper Price” is the Copper Price on the Valuation Date.

The “Weighted Copper Return” is the sum of Copper Weight times Copper Return.

The “Copper Weight” is 16.66%.

The “Copper Return” is a quotient, the numerator of which is the difference of the Final Copper Price minus the Initial Copper Price and the denominator of which is the Initial Copper Price.

“Crude Oil” is Light sweet crude oil.

The “Crude Oil Price” is the official settlement price of the first nearby month futures contract (or, in the case of the last trading day of the first nearby month contract, the second nearby month contract) for Crude Oil, expressed as the U.S. dollar price per barrel, as made public by the Relevant Commodity Exchange for Crude Oil (subject to the occurrence of a Disruption Event).

The “Initial Crude Oil Price” is $99.23, which is the Crude Oil Price on the Original Trade Date.

The “Final Crude Oil Price” is the Crude Oil Price on the Valuation Date.

The “Weighted Crude Oil Return” is the sum of Crude Oil Weight times Crude Oil Return.

The “Crude Oil Weight” is 16.66%.

The “Crude Oil Return” is a quotient, the numerator of which is the difference of the Final Crude Oil Price minus the Initial Crude Oil Price and the denominator of which is the Initial Crude Oil Price.

The “Relevant Commodity Exchange” is, for each Reference Commodity, the exchange set forth opposite such Reference Commodity below, or its successor, or if the exchange set forth below is no longer the principal exchange or trading market for a Reference Commodity or options or futures contracts for such Reference Commodity, such other exchange or principal trading market for the relevant Reference Commodity as determined in good faith by the Calculation Agent which serves as the source of prices for that Reference Commodity, and any principal exchanges where options or futures contracts on that Reference Commodity are traded.

Reference Commodity	Relevant Commodity Exchange

Copper	London Metal Exchange (“LME”)

Crude Oil	The NYMEX Division, or its successor, of the New York Mercantile Exchange, Inc. (“NYMEX”)

If a Disruption Event relating to one or more of the Reference Index, the Reference Currency or the Reference Commodities (with respect to a Commodity Disruption Event identified in clauses (A), (B) or (C) below) is in effect on the scheduled Valuation Date, the Calculation Agent will calculate the Basket Return using:

•                                          If the Reference Index, the Reference Currency or a Reference Commodity did not suffer a Disruption Event on the scheduled Valuation Date, the Final Index Level, the Settlement Rate, the Final Copper Price or the Final Crude Oil Price, as applicable, on the scheduled Valuation Date, and

•                                          If any or all of the Reference Index, the Reference Currency or a Reference Commodity did suffer a Disruption Event on the scheduled

Valuation Date, the Final Index Level, the Settlement Rate, the Final Copper Price and/or the Final Crude Oil Price, as the case may be, on the immediately succeeding Scheduled Index Trading Day, Scheduled Currency Business Day or scheduled Commodity Trading Day, as applicable, on which no Disruption Event occurs or is continuing with respect to the  affected Reference Index, Reference Currency or Reference Commodity;

provided however that if a Disruption Event with respect to one or more of the Reference Index, the Reference Currency or a Reference Commodity has occurred or is continuing on each of the three Scheduled Index Trading Days, Scheduled Currency Business Days or scheduled Commodity Trading Days, as applicable, following the scheduled Valuation Date, then (a) such third Scheduled Index Trading Day, Scheduled Currency Business Day or Scheduled Commodity Trading Day, as applicable, shall be deemed the Valuation Date for the affected Reference Index, Reference Currency or Reference Commodity, respectively; and (b) the Calculation Agent will determine, on such day, (i) in the case of the Reference Index, its good faith estimate of the Final Index Level, based on the last available Index Level and any other information that in good faith it deems relevant, (ii) in the case of the Reference Currency, the Settlement Rate in accordance with the Fallback Rate Observation Methodology, or (iii) in the case of a Reference Commodity, the Final Copper Price or the Final Crude Oil Price, as applicable, for the affected Reference Commodity in its sole and absolute discretion, taking into account the latest available quotation for the Final Copper Price or the Final Crude Oil Price, as the case may be, for the affected Reference Commodity and any other information that in good faith it deems relevant.

If a Commodity Disruption Event identified in clauses (D) or (E) below relating to one or both of the Reference Commodities is in effect on the Valuation Date, the Calculation Agent will determine the Final Copper Price or the Final Crude Oil Price, as applicable, for the affected Reference Commodity on the scheduled Valuation Date in its sole and absolute discretion, taking into account the latest available quotation for the Copper Price and/or the Crude Oil Price, as the case may be, for the affected Reference Commodity and any other information that in good faith it deems relevant.

For purposes of the above, “Scheduled Valuation Business Day” means a day that is or, in the judgment of the Calculation Agent, should have been, a Valuation Business Day for the affected Basket Currency.

A “Disruption Event” means, for the Reference Index, an Index Disruption Event, for the Reference Currency, a Currency Disruption Event and for the Reference Commodities, a Commodity Disruption Event.

An “Index Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)                              A material suspension of or limitation imposed on trading relating to the securities that then comprise 20% or more of the level of the Reference Index (or the successor index) by the Relevant Equity Exchanges (as defined below) on which those securities are traded, at any time during the one hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by that Relevant Equity Exchange or otherwise;

(B)                                A material suspension of or limitation imposed on trading in futures or options contracts related to the Reference Index (or the successor index) by the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by the exchanges or otherwise;

(C)                                Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for the securities that then comprise 20% or more of the Reference Index (or the successor index) on the Relevant Equity Exchanges on which those securities are traded, at any time during the one hour period that ends at the close of trading on that day;

(D)                               Any event, other than an early closure, that disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the futures or options contracts relating to the Reference Index (or the successor index) on the primary exchange or quotation system on which those futures or options contracts are traded at any time during the one hour period that ends at the close of trading on such day;

(E)                                 The closure of the Relevant Equity Exchanges on which the securities that then comprise 20% or more of the Reference Index (or the successor index) are traded or on which futures or options contracts relating to the Reference Index (or the successor index) are traded prior to its scheduled closing time unless the earlier closing time is announced by the Relevant Equity Exchanges at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on the Relevant Equity Exchanges and (2) the submission deadline for orders to be entered into the Relevant Equity Exchanges for execution at the close of trading on such day.

For the purpose of determining whether an Index Disruption Event exists at any time:

(1)                                  the relevant percentage contribution of a security to the level of the Reference Index (or the successor index) will be based on a comparison of (x) the portion of the level of the Reference Index (or the successor index) attributable to that security and (y) the overall level of the Reference Index (or the successor index), in each case immediately before the occurrence of the Index Disruption Event;

(2)                                  “close of trading” means in respect of any Relevant Equity Exchange, the scheduled weekday closing time on a day on which the Relevant Equity Exchange is scheduled to be open for trading for its respective regular trading session, without regard to after hours or any other trading outside of the regular trading session hours; and

(3)                                  limitations pursuant to the rules of any Relevant Equity Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading.

For purposes of the above, “Relevant Equity Exchange” means the primary organized exchange or market of trading for any security (or any combination thereof) then included in the Reference Index or any successor index.

A “Currency Disruption Event” means any of the following events, as determined in good faith by the Calculation Agent:

(A)                              the occurrence and/or existence of an event on any day that has the effect of preventing or making impossible (x) the delivery of USD from accounts inside the country for which the Reference Currency is the lawful currency (such jurisdiction with respect to such Reference Currency, the “Reference Currency Jurisdiction”) to accounts outside that Reference Currency Jurisdiction or (y) the conversion of the Reference Currency into USD through customary legal channels;

(B)                                the occurrence of any event causing the Reference Exchange Rate for the Reference Currency to be split into dual or multiple currency exchange rates; or

(C)                                the Settlement Rate being unavailable for the Reference Currency, or the occurrence of an event (i) in the Reference Currency Jurisdiction for that Reference Currency that materially disrupts the market for the Reference Currency or (ii) that generally makes it impossible to obtain the Settlement Rate for the Reference Currency, on the Valuation Date.

For purposes of the above, “Scheduled Currency Business Day” means a day that is or, in the judgment of the Calculation Agent, should have been, a Currency Business Day.

A “Commodity Disruption Event” with respect to a Reference Commodity means any of the following events, as determined in good faith by the Calculation Agent:

(A)                              the suspension of or material limitation on trading in the Reference Commodity or futures contracts or options related to the Reference Commodity, on the Relevant Commodity Exchange for that Reference Commodity;

(B)                                either (i) the failure of trading to commence, or permanent discontinuance of trading, in the Reference Commodity, or futures contracts or options related to the Reference Commodity, on the Relevant Commodity Exchange for that Reference Commodity, or (ii) the disappearance of, or of trading in, the Reference Commodity;

(C)                                the failure of the Relevant Commodity Exchange for the Reference Commodity to publish the official daily settlement price of the Reference Commodity for that day (or the information necessary for determining the settlement price);

(D)                               the occurrence since the Original Trade Date of a material change in the content, composition, or constitution of the Reference Commodity; or

(E)                                 the occurrence since the Original Trade Date of a material change in the formula for or the method of calculating the settlement price of the Reference Commodity.

For the purpose of determining whether a Commodity Disruption Event for a Reference Commodity has occurred:

(1)                                  a limitation on the hours in a trading day and/or number of days of trading will not constitute a Commodity Disruption Event if it results from an announced change in the regular business hours of the Relevant Commodity Exchange for the Reference Commodity;

(2)                                  a suspension in trading in a Reference Commodity on the Relevant Commodity Exchange for that Reference Commodity (without taking into account any extended or after-hours trading session), by reason of a price change reflecting the maximum permitted price change from the previous trading day’s settlement price will constitute a Commodity Disruption Event; and

(3)                                  a suspension of or material limitation on trading on a Relevant Commodity Exchange for a Reference Commodity will not include any time when the Relevant Commodity Exchange for that Reference Commodity is closed for trading under ordinary circumstances.

For purposes of the above, “scheduled Commodity Trading Day” means a day, as determined in good faith by the Calculation Agent, on which trading is generally conducted on the Relevant Commodity Exchange applicable to the affected Reference Commodity.

A “Valuation Business Day” means any day that is each of (a) a Scheduled Index Trading Day for the Reference Index (b) a Currency Business Day for the Reference Currency, and (c) a Commodity Business Day for the Reference Commodities.

A “Scheduled Index Trading Day” means any day on which the Hang Seng (or any successor index) is published by the Sponsor (or the publisher of such successor index) or otherwise determined by the Calculation Agent.

A “Currency Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions generally are authorized or obligated by law or executive order to be closed (including for dealings in foreign exchange in accordance with the market practice of the foreign exchange market) in Beijing.

A “Commodity Business Day” means a day, as determined in good faith by the Calculation Agent, on which the Relevant Commodity Exchange for each Reference Commodity is scheduled to be (or, but for the occurrence of a Commodity Disruption Event, would have been) open for trading during its regular trading session (notwithstanding the Relevant Commodity Exchange closing prior to its scheduled closing time).

The “Fallback Rate Observation Methodology” means that the Reference Exchange Rate, Final Spot Rate or other rate, as specified in the applicable pricing supplement, in respect of a basket currency will equal the noon buying rate in New York for cable transfers in foreign currencies as announced by the Federal Reserve Bank of New York for customs purposes (the “Noon Buying Rate”) on the relevant Valuation Date or such other date specified in the applicable pricing supplement. If the Noon Buying Rate is not announced on that date, the Reference Exchange Rate, Final Spot Rate or other rate for such Basket Currency will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at approximately 10:00 a.m., New York City time, on the Valuation Business Day next succeeding the Valuation Date or such other date specified in the applicable pricing supplement, for the purchase or sale for deposits in the basket currency by the New York offices of three leading banks engaged in the interbank market (selected in the sole discretion of the Calculation Agent) (the “Reference Banks”). If fewer than three Reference Banks provide spot quotations, then the Reference Exchange Rate, Final Spot Rate or other rate, as applicable, will be calculated on the basis of the arithmetic mean of the applicable spot quotations received by the Calculation Agent at approximately 10:00 a.m., New York City time, on the relevant date from two Reference Banks (selected in the sole discretion of the Calculation Agent), for the purchase or sale for deposits in the Basket Currency. If these spot quotations are available from only one Reference Bank, then the Calculation Agent, in its sole discretion, will determine whether that quotation is reasonable to be used. If no spot quotation is available, then the Reference Exchange Rate, Final Spot Rate or other rate, as applicable, for such Basket Currency will be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

A “Business Day”, notwithstanding any provision in the Indenture, is any day that is not is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

The “Calculation Agent” means Lehman Brothers Inc.

Except as provided below, the Redemption Amount may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payment of the Redemption Amount will be made in immediately available funds in accordance with the normal procedures of the Trustee (or any duly appointed Paying Agent).

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” or “USD” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated: February 28, 2008

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Andrew Yeung
Title: Vice President

Attest:
Name: Cindy Buckholz
Title: Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTES, SERIES I

CHINA BULL NOTES
DUE FEBRUARY 28, 2012

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series I, China Bull Notes (herein called the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding.

Section 3.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Additional Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Additional Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that herein above provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Additional Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 4.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Additional Amount or the principal amount on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 5.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 6.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons.  Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, in denominations of $1,000 or whole multiples of $1,000, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith.  Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 7.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository.  If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 8.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the Calculation Agent for the period from and including the Issue Date to but excluding the date of early repayment and will equal, for each note, the Redemption Amount, calculated as the date of early repayment were the Maturity Date. If a bankruptcy proceeding is commenced in respect of Lehman Brothers Holdings, the claim of the beneficial owner of a note for the period from and including the Issue Date to but excluding the date of early repayment will be capped at the Redemption Amount, calculated as though the date of the commencement of the proceeding were the Maturity Date.

Section 9.  No Recourse Against Certain Persons.  No recourse for the payment of the Additional Amount or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 11.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.